SUB-ITEM 77Q1(E)

The Investment Advisory Agreement, dated September 14, 2015, by and between MFS Series Trust IV on behalf of its series MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund and MFS Blended Research Emerging Markets Equity Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 67 to the Registration Statement for MFS Series Trust IV, (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on October 29, 2015, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.